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                                                                    EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated April 27, 2005 on our audit of the financial statements of Stone Arcade Acquisition Corporation in the Registration Statement on Form S-1 to be filled on or about May 2, 2005 and related Prospectus.

/s/ Eisner LLP

New York, New York
April 29, 2005